One Financial Center Boston, MA 02111 617 542 6000 mintz.com

Exhibit 5.1

September 14, 2020

Spero Therapeutics, Inc.

675 Massachusetts Avenue, 14th Floor

Cambridge, MA 02139

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Prospectus Supplement, dated September 10, 2020, to a Prospectus dated December 3, 2018 (the “Prospectus and Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333 228661 (the “Registration Statement”), filed by Spero Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an aggregate of 5,985,000 shares of its common stock, $0.001 par value per share (the “Common Stock”), which includes 1,200,000 shares of Common Stock that may be sold pursuant to the exercise of an option to purchase additional shares, and an aggregate of 3,215,000 shares of its Series D Convertible Preferred Stock, $0.001 par value per share (the “Preferred Stock”, and together with the Common Stock, the “Shares”). The Shares are to be sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated September 10, 2020 by and among the Company and Cowen and Company, LLC and Evercore Group L.L.C., as representatives of the underwriters listed in Schedule A thereto, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as currently in effect, the Underwriting Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; the Prospectus and Prospectus Supplement; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

BOSTON                LONDON                 LOS ANGELES                NEW YORK                SAN DIEGO                SAN FRANCISCO                WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ September 14, 2020 Page 2

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.